FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”), between Taylor Morrison, Inc. (together with any successor thereto, the “Company”) and Carl David Cone (“Executive”), is entered into on February 26, 2016.

RECITALS:

WHEREAS, the parties entered into an Employment Agreement, dated as of January 1, 2013 (the “Employment Agreement”);

WHEREAS, Executive and the Company have agreed to amend and modify certain terms of the Employment Agreement, with the understanding that all other provisions of the Employment Agreement shall remain unchanged.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

1.     The reference to “Chief Financial Officer” in Section 4 of the Employment Agreement is hereby replaced with “Executive Vice President and Chief Financial Officer.”

2.     The last sentence of the second paragraph of Section 12.4 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“For purposes of this Agreement, ‘Change in Control’ shall have the meaning ascribed to such term as set forth in the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended from time to time, or any successor plan thereto.”

3.     Affirmation.     Except as specifically modified herein, all remaining provisions, terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

4.     Miscellaneous.     This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, or caused this Amendment to be duly executed on their respective behalf by their respective duly authorized officers, all effective as of the date and year first written above.

TAYLOR MORRISON, INC.                        EXECUTIVE

By: /s/ Sheryl Palmer                            /s/ C. David Cone
Sheryl Palmer                                Carl David Cone
President and Chief Executive Officer